Exhibit 10.109

NÖRR STIEFENHOFER LUTZ

RECHTSANWÄLTE STEUERBERATER WIRTSCHAFTSPRÜFER

Via courier	Otto Stolberg-Stolberg
Southwall Technologies Inc.	Rechtsanwalt
Mr. Thomas G. Hood	Louis-Braille-Str. 5
President & CEO	01099 Dresden
1029 Corporation Way
Palo Alto, California 94303	Telefon: 0351-81660-11
USA	Zentrale: 0351-81660-0
Telefax: 0351-81660-81
nsldd@noerr.de

Unser Zeichen: OST/00/syw
0147DD-99-109DD

Dresden, December 21, 2000

Re:          Last portion of the Capital Project List

Dear Tom,

hereinwith I send you the copy of the letter of Deutsche Bank of December 18, 2000.  The original is withheld at me and put into the file of original contracts.

The English translation of the letter is attached.

If you agree, please sign the copy of the letter of December 18, 2000 with the original signings of Mr. Linnemann and Mr. Lampart and send it back to me.  Than I will forward it to the bank.

Thanks in advance.

Best regards
NÖRR STIEFENHOFER LUTZ

/s/ Otto Stolberg-Stolberg
Otto Stolberg-Stolberg
Rechtsanwalt

IKB Deutsche Industriebank

Southwall Europe GmbH
Management
Southwallstr. 1

01900 Großröhrsdorf

December 19, 2000

Dear Sirs:

Further to our discussions, we are pleased to offer a loan (loan no. 7) on the following terms:

Loan amount (nominal):	€ 258,708.12

Payout rate:	100%

Interest rate:	7.5 % p.a.

Interest computation method:	360 days divided by 360

Interest due dates:	quarterly in retrospect on March 15, June 15, September 15 and December 15 of each year

Repayment:	12 installments of € 21,599.01, quarterly as of the interest due dates first installment: March 15, 2002 last installment: December 15, 2004

Damages for delayed payment:

On amounts not received by us in time we will charge interest in the amount of the base interest rate pursuant to Section 1 of the Diskontsatz-Überleitungs-Gesetz (Transitory Law concerning discount rates) plus 5 % p.a.

Reservation:	The obligation to pay expires if the payment requirements have not been by April 7, 2001

For the Bank

For the borrower

IKB Deutsche Industriebank AG
Berlin branch
P.O. Box 11 04 69

10834 Berlin

Declaration of Consent

We hereby confirm our consent to your commitment concerning

loan no. 7 of 19 December 2000

to which your General Terms and Conditions known to us apply.

We request you to transfer the loan money at our expense and risk as soon as the payment requirements are met to:

Bank account no.

Bank:                                      Bank identification number:

Account holder

Dresden,

Southwall Europe GmbH
- Management -

/s/ [ILLEGIBLE]

January 8, 2001

Translation

Deutsche Bank

Corporate and Real Estate

Dresden Branch

To
Southwall Europe GmbH
c/o NÖRR STIEFENHOFER LUTZ
Louis-Braille-Strasse 5

01099 Dresden
December 18, 2000

Re:  Loan for DM 500,000 (Capital Project List)

Dear Sirs:

Further to the telephone conversation held between Mr. Übelein and Erhard Lamparter on the 15th of this month, we agree with you on the following conditions for a partial amount of DM 500,000 in connection with the 1st Addendum of April 19, 2000 to our Loan Commitment of May 12, 1999:

Loan amount:	DM 500,000
Account #:	5370333 08
Term:	4 years
Sum paid out:	100%
Interest rate:	7.5% fixed for a period of 4 years, payable quarterly retrospectively
Repayment:	Quarterly in equal installments of DM 38,860.10, initially on December 30, 2001
Commitment fee:	0.25% per month on the partial amount not paid out, from the 30th day after this loan commitment

All other terms under our Commitment of May 12, 1999 and the 1st Addendum of April 19, 2000 shall remain unaffected.

In addition to the above, our General Business Terms and Conditions (AGB) apply.

Please confirm your agreement with the conditions set out above by validly signing (corporate seal and signature) and returning to us the attached copy of this letter.

Sincerely yours,

Deutsche Bank AG
Dresden Branch

[signature]	[signature]
Stefan Linnemann	Erhard Lamparter

Agreed:

(Place, date)	[signature]

2